                                                                    EXHIBIT 10.1


               ------------------------------------------------


                     AGREEMENT AND PLAN OF REORGANIZATION

                                by and between

                         PARADIGM BANCORPORATION, INC.

                                      and

                               DAYTON STATE BANK


                            Dated as of May 3, 1999


               ------------------------------------------------

                               TABLE OF CONTENTS


                                                                                            Page
INTRODUCTION...............................................................................   1

I.  THE MERGER.............................................................................   1
       Section 1.1.   Merger...............................................................   1
       Section 1.2.   Articles of Association, Bylaws and Facilities of Surviving Bank.....   2
       Section 1.3.   Effect of Merger.....................................................   2
       Section 1.4.   Liabilities of the Surviving Bank....................................   2
       Section 1.5.   Merger Consideration.................................................   2
       Section 1.6.   Dissenting Shares....................................................   3
       Section 1.7.   Exchange of Shares...................................................   3
       Section 1.8.   Ratification by Shareholders.........................................   4

II.  REPRESENTATIONS AND WARRANTIES OF DSB.................................................   5
       Section 2.1.   Organization.........................................................   5
       Section 2.2.   Capitalization.......................................................   5
       Section 2.3.   Approvals; Authority.................................................   5
       Section 2.4.   Investments..........................................................   6
       Section 2.5.   Financial Statements.................................................   6
       Section 2.6.   Title................................................................   6
       Section 2.7.   Environmental Laws...................................................   6
       Section 2.8.   Litigation and Other Proceedings.....................................   7
       Section 2.9.   Taxes................................................................   8
       Section 2.10.  Contracts............................................................   8
       Section 2.11.  Insurance............................................................   8
       Section 2.12.  No Conflict With Other Instruments...................................   9
       Section 2.13.  Laws.................................................................   9
       Section 2.14.  Conduct..............................................................   9
       Section 2.15.  Allowance for Credit Losses..........................................  10
       Section 2.16.  Employment Relations.................................................  10
       Section 2.17.  ERISA................................................................  10
       Section 2.18.  Deferred Compensation Arrangements...................................  10
       Section 2.19.  List of Loans........................................................  10
       Section 2.20.  Absence of Changes...................................................  11
       Section 2.21.  Brokers and Finders..................................................  11
       Section 2.22.  Absence of Property Taxes and Liens..................................  11
       Section 2.23.  Community Reinvestment Act...........................................  11
       Section 2.24.  Fair Housing Act, Home Mortgage Disclosure Act
                      and Equal Credit Opportunity Act.....................................  11
       Section 2.25.  Usury Laws and Other Consumer Compliance Laws........................  12

         Section 2.26.  Bank Secrecy Act.......................................................  12
         Section 2.27.  Zoning and Related Laws................................................  12
         Section 2.28.  Year 2000 Compliance...................................................  12
         Section 2.29.  Securities Laws........................................................  13
         Section 2.30.  Regulatory Approvals...................................................  13
         Section 2.31.  Shareholders' List.....................................................  13

III.   REPRESENTATIONS AND WARRANTIES OF PARADIGM..............................................  13
         Section 3.1.   Organization...........................................................  13
         Section 3.2.   Approvals; Authority...................................................  13
         Section 3.3.   No Conflict With Other Instruments.....................................  14
         Section 3.4.   Litigation and Other Proceedings.......................................  14
         Section 3.5.   Regulatory  Approvals..................................................  14

IV.    COVENANTS OF DSB........................................................................  14
         Section 4.1.   Shareholder Approval and Best Efforts..................................  14
         Section 4.2.   Operations.............................................................  15
         Section 4.3.   Access to Properties and Records.......................................  16
         Section 4.4.   Information for Regulatory Applications................................  16
         Section 4.5.   Attendance at Certain DSB Meetings.....................................  17
         Section 4.6.   Standstill Provision...................................................  17
         Section 4.7.   Environmental Investigation; Rights to Terminate Agreement.............  17
         Section 4.8.   Purchase and Assumption of Dayton Branch of Woodcreek Bank.............  19
         Section 4.9.   List of Loans..........................................................  19

V.     COVENANTS OF PARADIGM...................................................................  19
         Section 5.1.   Best Efforts...........................................................  19
         Section 5.2.   Information for Applications and Proxy Solicitation....................  19
         Section 5.3.   Confidentiality........................................................  20
         Section 5.4.   Applications...........................................................  20

VI.    CLOSING.................................................................................  20
         Section 6.1.   Closing................................................................  20
         Section 6.2.   Effective Time.........................................................  21

VII.   TERMINATION.............................................................................  21
         Section 7.1.   Termination............................................................  21
         Section 7.2.   Effect of Termination..................................................  22

VIII.  CONDITIONS TO OBLIGATIONS OF PARADIGM...................................................  23
         Section 8.1.   Compliance with Representations and Covenants..........................  23
         Section 8.2.   Material Adverse Change................................................  23
         Section 8.3.   Legal Opinion..........................................................  23
         Section 8.4.   Releases and Resignations..............................................  23

        Section 8.5.   Dissenters' Rights.....................................................  24
        Section 8.6.   Employment Agreements..................................................  24
        Section 8.7.   Receipt of Third Party Financing/Capital Raising.......................  24
        Section 8.8.   Execution of Escrow Agreement..........................................  24
        Section 8.9.   Result of Regulatory Examinations......................................  24

IX.  CONDITIONS TO OBLIGATIONS OF DSB.........................................................  24
        Section 9.1.   Compliance with Representations and Covenants..........................  24
        Section 9.2.   Legal Opinion..........................................................  24
        Section 9.3.   Release................................................................  24

X.   CONDITIONS TO RESPECTIVE OBLIGATIONS OF PARADIGM AND DSB.................................  25
        Section 10.1.  Government Approvals...................................................  25
        Section 10.2.  Shareholder Approval...................................................  25

XI.  MISCELLANEOUS............................................................................  25
        Section 11.1.  Non-Survival of Representations and Warranties.........................  25
        Section 11.2.  Amendments.............................................................  25
        Section 11.3.  Expenses...............................................................  25
        Section 11.4.  Notices................................................................  26
        Section 11.5.  Controlling Law........................................................  27
        Section 11.6.  Headings...............................................................  27
        Section 11.7.  Modifications or Waiver................................................  27
        Section 11.8.  Severability...........................................................  27
        Section 11.9.  Assignment.............................................................  27
        Section 11.10. Consolidation of Agreements............................................  27
        Section 11.11. Counterparts...........................................................  27
        Section 11.12. Binding on Successors..................................................  28
        Section 11.13. Gender.................................................................  28
        Section 11.14. Disclosures............................................................  28
        Section 11.15. Publicity..............................................................  28
        Section 11.16. Entire Agreement.......................................................  28

        SCHEDULE 2.1 TO THE AGREEMENT:
           Organization - DSB.................................................................  29

        SCHEDULE 2.2 TO THE AGREEMENT:
           Capitalization - DSB...............................................................  30

        SCHEDULE 2.4 TO THE AGREEMENT:
           Investments - DSB..................................................................  31

     SCHEDULE 2.5 TO THE AGREEMENT:
          Financial Statements - DSB.......................................................  32

     SCHEDULE 2.6 TO THE AGREEMENT:
          Title - DSB......................................................................  33

     SCHEDULE 2.7 TO THE AGREEMENT:
          Environmental Laws - DSB.........................................................  34

     SCHEDULE 2.8 TO THE AGREEMENT:
          Litigation and Other Proceedings - DSB...........................................  35

     SCHEDULE 2.9 TO THE AGREEMENT:
          Taxes - DSB......................................................................  36

     SCHEDULE 2.10 TO THE AGREEMENT:
          Contracts - DSB..................................................................  37

     SCHEDULE 2.11 TO THE AGREEMENT:
          Insurance Policies - DSB.........................................................  38

     SCHEDULE 2.13 TO THE AGREEMENT:
          Compliance with Laws - DSB.......................................................  39

     SCHEDULE 2.14 TO THE AGREEMENT:
          Conduct - DSB....................................................................  40

     SCHEDULE 2.16 TO THE AGREEMENT:
          Employment Relations - DSB.......................................................  41

     SCHEDULE 2.17 TO THE AGREEMENT:
          ERISA - DSB......................................................................  42

     SCHEDULE 2.18 TO THE AGREEMENT:
          Deferred Compensation Arrangements - DSB.........................................  43

     SCHEDULE 2.19 TO THE AGREEMENT:
          List of Loans - DSB..............................................................  44

     SCHEDULE 2.20 TO THE AGREEMENT:
          Absence of Changes - DSB.........................................................  45

     SCHEDULE 2.21 TO THE AGREEMENT:
          Brokers' and Finders' Fees - DSB.................................................  46

     SCHEDULE 2.22 TO THE AGREEMENT:
          Absence of Property Taxes and Liens - DSB...................................................  47

     SCHEDULE 2.28 TO THE AGREEMENT
          Year 2000 Compliance - DSB..................................................................  48

     SCHEDULE 3.4 TO THE AGREEMENT:
          Litigation - Paradigm.......................................................................  49

     SCHEDULE 8.3 TO THE AGREEMENT:
          Legal Opinion to be Delivered by DSB........................................................  50

     SCHEDULE 9.2 TO THE AGREEMENT:
          Legal Opinion to be Delivered by Paradigm...................................................  52

                     AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("Agreement") dated as of May 3, 1999, is by and between Paradigm Bancorporation, Inc., a Texas corporation ("Paradigm"), and Dayton State Bank, a Texas banking association ("DSB").

     WHEREAS, DSB desires to affiliate with Paradigm, and Paradigm desires to affiliate with DSB in the manner provided in this Agreement; and

     WHEREAS, Paradigm and DSB believe that the acquisition of DSB by Paradigm in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of both Paradigm and DSB and their respective shareholders; and

     WHEREAS, the respective Boards of Directors of Paradigm and DSB have approved this Agreement and the transactions proposed herein substantially on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of such premises and the mutual representations, warranties, covenants and agreements contained herein, the parties agree as set forth below.

                                 INTRODUCTION

Following the execution of this Agreement by Paradigm and DSB, Paradigm will organize as a wholly-owned subsidiary a Texas banking association ("New Bank") solely for the purpose of consummating the merger transaction described herein. This Agreement provides for the merger of New Bank with and into DSB with DSB as the survivor (the "Merger"), all pursuant to this Agreement and a Plan of Merger by and between New Bank and DSB, a copy of which is attached hereto as Exhibit "A" and all of the terms of which are incorporated by reference for all purposes. In connection with the Merger, Paradigm will acquire all of the issued and outstanding shares of common stock, $2.50 par value, of DSB ("DSB Common Stock") for consideration as set forth in this Agreement.

                                I.  THE MERGER

     Section 1.1.  Merger.  New Bank shall be merged into DSB (the resulting
                   ------
banking association being herein referred to as the "Surviving Bank") as of the Effective Time of the Merger (as defined in Section 6.2 of this Agreement) under the charter and Articles of Association of DSB, as determined by the Texas Department of Banking, and each of the outstanding shares of common stock of New Bank shall and without any action on the part of Paradigm be canceled and be converted into shares of common stock of the Surviving Bank. The shares of common stock of the Surviving Bank into which such New Bank common stock is converted shall represent ownership of 100% of the issued and outstanding capital stock of the Surviving Bank, all of which shall be owned by Paradigm. The Merger shall be pursuant to Section 32.301 of the Texas Finance Code and the provisions of Part Five of the Texas Business Corporation Act (the "TBCA") with the effect provided in Article 5.06 of the TBCA.

     Section 1.2.  Articles of Association, Bylaws and Facilities of Surviving
                   -----------------------------------------------------------
Bank.  At the Effective Time and until thereafter amended in accordance with
----
applicable law, the Articles of Association of the Surviving Bank shall be the Articles of Association of DSB as in effect at the Effective Time. Until altered, amended or repealed as provided therein and in the Articles of Association of the Surviving Bank, the Bylaws of the Surviving Bank shall be the Bylaws of DSB as in effect at the Effective Time. The main office of the Surviving Bank shall be the main office of DSB as of the Effective Time, and all corporate acts, plans, policies, contracts, approvals and authorizations of DSB and New Bank and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorization of the Surviving Bank and shall be as effective and binding thereon as the same were with respect to DSB and New Bank respectively, as of the Effective Time.

     Section 1.3.  Effect of Merger.  At the Effective Time, the corporate
                   ----------------
existence of DSB and New Bank shall be merged and continued in the Surviving Bank, and the Surviving Bank shall be deemed to be a continuation in entity and identity of DSB and New Bank. All rights, franchises and interests of DSB and New Bank, respectively, in and to any type of property and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by DSB and New Bank, respectively, as of the Effective Time. As of the Effective Time, the directors and officers of New Bank shall become the directors and officers of Surviving Bank.

     Section 1.4.  Liabilities of the Surviving Bank.  At the Effective Time,
                   ---------------------------------
the Surviving Bank shall be liable for all liabilities of DSB and New Bank. All debts, deposits, liabilities and obligations of DSB and of New Bank, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of DSB or New Bank, as the case may be, shall be those of the Surviving Bank and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either DSB or New Bank shall be preserved unimpaired.

     Section 1.5.  Merger Consideration.
                   --------------------

     (a) Each of the shares of DSB Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 1.6 of this Agreement), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive cash equal to $92.00, or an aggregate of $17,257,912 ("Merger Consideration"), payable to the holders of record of shares of DSB Common Stock, without interest thereon, upon the proper surrender of the Certificate representing such shares.

     (b) Of the Merger Consideration, Paradigm shall deposit or cause to be deposited, at the Closing (as defined herein), $523,720.60 into an interest bearing escrow account at Woodcreek Bank (the "Escrow Account"), with the remainder of the Merger Consideration to be paid in cash pursuant to Section
1.7. The Escrow Account shall be subject to and governed by the terms of an escrow agreement substantially in the form attached hereto as Exhibit "B" (the "Escrow Agreement"), and the funds held in such account shall be distributed in accordance with the terms of the Escrow Agreement. The rights of the holders of DSB Common Stock in the Escrow Account will not be assignable or transferable except by operation of law or by intestacy and will not be evidenced by any certificate or other interest. The amount withheld from the Merger Consideration to be delivered at Closing and to be placed in the Escrow Account shall be increased by an amount equal to the specific loss reserve for loans identified in any examination conducted by banking regulators prior to the Closing; provided, however, that the amount to be placed in the Escrow Account shall be increased only to the extent the specific loss for a loan identified by regulators exceeds the amount attributed to such loan in the Escrow Agreement.

     Section 1.6.  Dissenting Shares.  Each share of DSB Common Stock issued
                   -----------------
and outstanding immediately prior to the Effective Time, the holder of which has not voted in favor of the Merger and who has delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the TBCA, is referred to herein as a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 1.5 of this Agreement unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon. As set forth in Section 8.5 of this Agreement, if the holders of more than 5% of the DSB Common Stock shall have exercised their dissenters' rights, Paradigm shall have no obligation to consummate the Merger.

     Section 1.7.  Exchange of Shares.
                   ------------------

          (a) Paradigm shall deposit or cause to be deposited in trust with Woodcreek Bank (the "Exchange Agent") prior to the Effective Time cash in an aggregate amount sufficient to make the cash payments pursuant to Section 1.5 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares pursuant to Section 1.6 hereof (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall promptly make the payments of the Merger Consideration out of the Exchange Fund upon surrender of such shares. Payments to holders of Dissenting Shares shall be made as required by the TBCA. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

          (b) At least 10 days prior to the Effective Time or on such other date as the parties may agree, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which represent shares of DSB Common Stock (the "Certificates"), a form letter of transmittal which will specify that delivery shall be effected, and risk of loss and title to the

Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and contain instructions for use in effecting the surrender of the Certificates for payment therefor. At and after the Closing and upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash provided in Section 1.5 hereof in the manner described herein, and such Certificate shall forthwith be canceled. Payment will be made at Closing by check sent by U.S. mail for shares of DSB Common Stock if Certificates and a properly completed letter of transmittal with respect to such shares are received by the Exchange Agent at least five business days prior to Closing. Payment will be made for all other shares of DSB Common Stock by check sent by U.S. mail within five business days after the Exchange Agent's receipt of the Certificates and a properly completed letter of transmittal. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. If payment of cash is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of Paradigm that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.7, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon. Each shareholder of DSB shall be entitled to receive payment for his shares only upon surrender of the certificates representing his shares of DSB Common Stock or after providing an appropriate Affidavit of Lost Certificate and Indemnity Agreement and/or a bond as may be required in each case by Paradigm; provided, however, that such indemnity or bond will not be in excess of the payment related to the missing certificate.

          (c) After the Effective Time, the stock transfer ledger of DSB shall be closed and there shall be no transfers on the stock transfer books of DSB of the shares of DSB Common Stock which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to Paradigm, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Section 1.7.

          (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of DSB for six months after the Effective Time shall be paid to Paradigm, and the holders of shares of DSB Common Stock not theretofore presented to the Exchange Agent shall look to Paradigm only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares. The unpaid portion of the Exchange Fund will escheat to the State of Texas as required by law.

     Section 1.8.  Ratification by Shareholders.  This Agreement shall be
                   ----------------------------
submitted to the shareholders of DSB in accordance with applicable provisions of law and the respective Articles of Association and Bylaws of DSB. DSB and Paradigm shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, requests for waivers and certificates with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") the Federal Deposit Insurance Corporation ("FDIC") and the Texas Department of Banking ("Banking Department").

                  II.  REPRESENTATIONS AND WARRANTIES OF DSB

     DSB represents and warrants to Paradigm that each of the statements made in this Article II are true and correct in all material respects. DSB agrees that, at the Closing, it shall provide Paradigm with supplemental Schedules reflecting any changes in the information contained in the Schedules which have occurred in the period from the date of delivery of such Schedules to the date of Closing.

     Section 2.1.  Organization.  DSB is a Texas banking association duly
                   ------------
organized, validly existing and in good standing under the laws of the State of Texas. DSB has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate its properties, to engage in the business and activities now conducted by it and to enter into this Agreement. DSB (i) is duly authorized to conduct a general banking business, embracing all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the Federal Reserve Board, FDIC and the Banking Department; and (ii) is an insured bank as defined in the Federal Deposit Insurance Act.
DSB does not conduct trust activities. True and complete copies of the Articles of Association and Bylaws of DSB, as amended to date (collectively, "DSB Constituent Documents"), have been delivered or made available to Paradigm. Except as otherwise disclosed in Schedule 2.1 to this Agreement DSB (a) does not have any subsidiaries or affiliates, (b) is not a general partner or material owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, and (c) does not know of any arrangement pursuant to which the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of all shareholders of DSB.

     Section 2.2.  Capitalization.  The authorized capital stock of DSB consists
                   --------------
of 198,899 shares of DSB Common Stock, 187,586 of which are issued and outstanding. All of the issued and outstanding shares of DSB Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person or in violation of any applicable federal or state laws. Except as disclosed in Schedule 2.2, there are no existing options, warrants, calls, convertible securities or commitments of any kind obligating DSB to issue any authorized and unissued DSB Common Stock nor does DSB have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. Except as disclosed in
Schedule 2.2 to this Agreement, there are no voting trusts, voting agreements, buy-sell agreements or other similar arrangements affecting the DSB Common Stock.

     Section 2.3.  Approvals; Authority.  The Board of Directors of DSB has
                   --------------------
approved this Agreement and the transactions contemplated herein subject to the approval thereof by the shareholders of DSB as required by law, and, other than shareholder approval, no further corporate proceedings of DSB are needed to execute and deliver this Agreement and consummate the Merger.

This Agreement has been duly executed and delivered by DSB and, is a duly authorized, valid, legally binding agreement of DSB enforceable against DSB in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 2.4.  Investments.  DSB has furnished to Paradigm a complete list,
                   -----------
as of March 31, 1999, of all securities, including municipal bonds, owned by DSB (the "Securities Portfolio"). Except as set forth on Schedule 2.4 all such securities are owned by DSB (i) of record, except those held in bearer form,
(ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, and (iii) are qualified to be owned by commercial banks. Schedule
2.4 also discloses any entities in which the ownership interest of DSB equals 5% or more of the issued and outstanding voting securities of the issuer thereof. There are no voting trusts or other agreements or understandings with respect to the voting of any of the securities.

     Section 2.5.  Financial Statements.  DSB has furnished or made available to
                   --------------------
Paradigm true and complete copies of DSB's audited balance sheets as of December 31, 1998, 1997 and 1996, and the related statements of income and statements of cash flow for the years then ended, together with the notes thereto. DSB has also delivered to Paradigm a true and correct copy of the Reports of Condition and Income ("Call Reports") filed by DSB as of and for the year ended December 31, 1998 and as of and for the three months ended March 31, 1999. The audited financial information and Call Reports referred to in this Section 2.5 are collectively referred to as the "DSB Financial Statements." The DSB Financial Statements fairly present the financial position of DSB and the results of its operations at the dates and for the periods indicated in conformity with GAAP applied on a consistent basis, except for the Call Reports which are in compliance with regulatory accounting principles. Except as set forth on
Schedule 2.5 to this Agreement, as of the dates of the DSB Financial Statements referred to above, DSB did not have any liabilities, fixed or contingent, which are not fully shown or provided for in such DSB Financial Statements. Except as set forth in Schedule 2.20 to this Agreement, since March 31, 1999, there have been no material changes in the financial condition, assets, liabilities or business of DSB, which individually or in the aggregate have adversely affected the financial condition, results of operations or business of DSB.

     Section 2.6.  Title.  True and complete copies of all deeds and leases and
                   -----
title insurance policies, if any, for all real property owned or leased by DSB and all mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to Paradigm. Except as set forth in Schedule 2.6, DSB has good and indefeasible title to all of their assets and properties including, without limitation, land and improvements thereon, and all personal and intangible properties reflected in the DSB Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind. Except as set forth in Schedule 2.6, DSB does not own securities of or other interest in any other commercial bank.

     Section 2.7.  Environmental Laws.  DSB is in compliance with all terms and
                   ------------------
conditions of all applicable federal and state Environmental Laws (as defined below) and permits thereunder. Except as set forth on Schedule 2.7 of this Agreement, (a) DSB has not received notice of any violation of any Environmental Laws or generated, stored, or disposed of any materials designated as Hazardous Materials (as defined below) under the Environmental Laws, and it is not subject to any claim or lien under any Environmental Laws; (b) during the term of ownership by DSB no real estate currently owned, operated, or leased (including any property acquired by foreclosure or deeded in lieu thereof) by DSB, or owned, operated or leased by DSB within the ten years preceding the date of this Agreement, has been designated as requiring any environmental cleanup or response action to comply with Environmental Laws, or has been the site of release of any Hazardous Materials; (c) to the knowledge of DSB, no asbestos was used in the construction of any portion of DSB's facilities; and (d) to the knowledge of DSB, no real property currently owned by DSB is, or has been, an industrial site or landfill.

     "Environmental Laws," for purposes of this Section 2.7, includes, but is not limited to, any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601, et seq.; The Hazardous Materials Transaction Act, as amended, 49 U.S.C. (S)(S) 1801, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)(S) 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)(S) 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601, et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. (S)(S) 3808, et seq.

     "Hazardous Materials," for purposes of this Section 2.7, includes, but is not limited to, (a) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (b) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws; and (c) any other chemical, material, waste or substance which is in any way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

     Section 2.8.  Litigation and Other Proceedings.  Except as otherwise noted
                   --------------------------------
on Schedule 2.8 hereto, there are no legal, quasi-judicial, regulatory or administrative proceedings of any kind or nature now pending or, to the knowledge of DSB, threatened before any court or administrative body in any manner against DSB, or any of its properties or capital stock. DSB does not know of any basis on which any litigation or proceeding could be brought which could have a material adverse effect on the financial condition of DSB or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. DSB is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9.  Taxes.  Except as otherwise noted in Schedule 2.9 hereto, DSB
                   -----
has filed with the appropriate federal, state and local governmental agencies all tax returns and reports required to be filed, and has paid all taxes and assessments shown or claimed to be due. DSB has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax, nor is DSB a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against DSB. DSB has not waived any statute of limitations with respect to any tax or other assessment or levy, and all such taxes and other assessments and levies which DSB is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental agency, domestic and foreign, or segregated and set aside for such payment and, if so segregated and set aside will be so paid by DSB, as required by law.

     True and complete copies of the federal income tax returns of DSB as filed with the Internal Revenue Service for the years ended December 31, 1997, December 31, 1996, and December 31, 1995, will be delivered to Paradigm within ten (10) days after the execution of this Agreement, and a copy of the federal income tax return of DSB to be filed with the Internal Revenue Service for the year ended December 31, 1998 will promptly be forwarded to Paradigm.

     Section 2.10.  Contracts.  Except as otherwise noted on Schedule 2.10
                    ---------
hereto, DSB is not a party to or bound by any (a) employment contract or severance arrangement (including without limitation any collective bargaining contract or union agreement or agreement with an independent consultant); (b) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement; (c) lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (d) contract or commitment for capital expenditures; (e) material contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services; (f) contract or option to purchase or sell any real or personal property; (g) contract, agreement or letter with respect to the management or operations of DSB imposed by any bank regulatory authority having supervisory jurisdiction over DSB; (h) agreement, contract or indenture related to the borrowing by DSB of money; (i) guaranty of any obligation for the borrowing of money; (j) agreement with or extension of credit to any executive officer or director of DSB or holder of more than ten percent (10%) of the issued and outstanding DSB Common Stock, or any affiliate of such person; or (k) contracts not otherwise disclosed in any schedule attached hereto. DSB has in all respects performed all obligations required to be performed by it to date and is not in default under, and no event has occurred which, with the lapse of time or action by a third party could result in default under, any indenture, mortgage, contract, lease or other agreement to which DSB is a party or by which DSB is bound or under any provision of the DSB Constituent Documents.

     Section 2.11.  Insurance.  A true and complete list of all insurance
                    ---------
policies owned or held by or on behalf of DSB (other than credit-life policies), including policy numbers, retention levels, insurance carriers, and effective and termination dates, is set forth in Schedule 2.11 to this Agreement. In the judgment of the Board of Directors of DSB, such insurance policies are adequate for the business conducted by DSB in respect of amounts, types and risks insured.

     Section 2.12.  No Conflict With Other Instruments.  Neither the execution
                    ----------------------------------
and delivery of this Agreement nor the consummation of the Merger contemplated hereby, subject to obtaining all required shareholder consents, will conflict with or result in a breach of any provision of the DSB Constituent Documents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining all required shareholder and regulatory approvals, will not violate any provision of, or constitute a default under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which DSB is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of DSB.

     Section 2.13.  Laws.  Except as otherwise noted in Schedule 2.13 hereto,
                    ----
DSB is in compliance with all applicable federal, state and local laws, rules, regulations and orders applicable to it. Except for approvals by regulatory authorities having jurisdiction over DSB, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person or regulatory authority is required of DSB in connection with the execution, delivery and performance by DSB of this Agreement and the transactions contemplated hereby or the resulting change of control of DSB. DSB has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the Federal Reserve Board, FDIC, Banking Department or any other regulatory authority having jurisdiction over DSB, and such reports, registrations and statements are, to the best knowledge of DSB, true and correct.

     Section 2.14.  Conduct.  Except as otherwise noted in Schedule 2.14 hereto,
                    -------
since March 31, 1999, DSB has not (a) issued or sold any of its capital stock or corporate debt obligations; (b) declared or set aside or paid any dividend or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of DSB Common Stock; (c) incurred any obligations or liabilities (fixed or contingent), except deposits incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance; (d) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent); (e) sold, exchanged or otherwise disposed of any of its capital assets; (f) made any general or individual wage or salary increase (including increases in directors' or consultants' fees), paid any bonus, granted or paid any perquisites such as automobile allowance, club membership or dues or other similar benefits, or instituted any employee welfare, retirement or similar plan or arrangement; (g) suffered any physical damage, destruction or casualty loss, whether or not covered by insurance, affecting its business, property or assets; (h) made any or acquiesced with any change in accounting methods, principles and practices except as may be required by GAAP; (i) excluding certificates of deposit issued, entered into any contract, agreement or commitment which obligates DSB for an amount in excess of $10,000 over the term of any such contract, agreement or commitment; (j) entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of their assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (k) purchased, leased or otherwise acquired capital assets for an aggregate amount in excess of $10,000.

     Section 2.15.  Allowance for Credit Losses.  The allowance for credit
                    ---------------------------
losses of DSB has been calculated in accordance with generally accepted accounting principles as applied to banking institutions and in accordance with all applicable rules and regulations. At the Effective Time, no facts relevant to the adequacy of the allowance for credit losses as of that date shall have been withheld from Paradigm. Except as disclosed in writing to Paradigm by DSB on or before the date of the Agreement, there are no loans of DSB that have been classified by bank examiners on DSB' most recent examination report as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss."

     Section 2.16.  Employment Relations.  The relations of DSB with its
                    --------------------
employees are satisfactory, and DSB has not received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. DSB has complied with all laws relating to the employment of labor with respect to their employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance and social security and similar taxes, and, except as disclosed in Schedule 2.16 hereto, no person has asserted that DSB is liable for any arrearages of wages, workman's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

     Section 2.17.  ERISA.  Except as set forth in Schedule 2.17, the employee
                    -----
pension benefits plans and welfare benefit plans (referred to collectively herein as the "Plans") in effect at DSB (all of which are included in Schedule
2.10 hereto) have all been operated in all respects in compliance with ERISA since ERISA became applicable with respect thereto. None of the Plans nor any of their respective related trusts have been terminated, and there has been no "reportable event," as that term is defined in Section 4043 of ERISA, required to be reported since the effective date of ERISA which has not been reported, and none of such Plans nor their respective related trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA. The Plans are the only employee pension benefit plans covering employees of DSB. DSB will not have any liabilities with respect to employee pension benefits, whether vested or unvested as of the Closing, for any of their employees other than under the Plans, and as of the date hereof the actuarial present value of Plan assets of each Plan is not less (and as of the Closing of the Merger such present value will not be less) than the present value of all benefits payable or to be payable thereunder.

     Section 2.18.  Deferred Compensation Arrangements.  The schedule attached
                    ----------------------------------
as Schedule 2.18 contains a full description of all deferred compensation arrangements of DSB, if any, including the terms under which the cash value of any life insurance purchased in connection with any such arrangement can be realized.

     Section 2.19.  List of Loans.  A true and complete list, as of March 31,
                    -------------
1999 of all loans (individually, a "Loan" and collectively, the "Loans") of DSB, showing for each such Loan the outstanding principal balance due, before reduction for any discount has been furnished or made available to Paradigm. Except as set forth in Schedule 2.19, all currently outstanding Loans, including any current extensions of any Loan, were solicited, originated and currently exist in compliance with all applicable requirements of federal and state law and regulations promulgated thereunder. To the best knowledge of DSB, the Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in DSB's records, and no claim of defense as to the enforcement of any Loan has been asserted, and DSB is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense.

     Section 2.20.  Absence of Changes.  Since March 31, 1999, except as
                    ------------------
disclosed in Schedule 2.20 to this Agreement, there has not been any material adverse change in the financial condition, business or operations of DSB. Since March 31, 1999, the business of DSB has been conducted only in the ordinary course consistent with prior practices.

     Section 2.21.  Brokers and Finders.  Other than as set forth on Schedule
                    -------------------
2.21 of this Agreement, neither DSB nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger contemplated herein.

     Section 2.22.  Absence of Property Taxes and Liens.  All property taxes
                    -----------------------------------
due under the applicable provisions of the Texas Tax Code have been paid by either DSB or the shareholders of DSB, and no liens imposed or authorized by the Texas Tax Code exist on the shares of DSB Common Stock, except as otherwise disclosed in Schedule 2.22 to this Agreement.

     Section 2.23.  Community Reinvestment Act.  To the best of its
                    --------------------------
knowledge, information and belief, DSB is in compliance with the Community Reinvestment Act (12 U.S.C. (S) 2901 et seq.) and all regulations promulgated
                                     -- ----
thereunder, and DSB has supplied Paradigm with copies of DSB's current CRA Statement, all support papers therefor, all letters and written comments received by DSB since January 1, 1996 pertaining thereto and any responses by DSB to such comments. DSB has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the Federal Reserve Board or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of DSB under the CRA.

     Section 2.24.  Fair Housing Act, Home Mortgage Disclosure Act and Equal
                    --------------------------------------------------------
Credit Opportunity Act.  To the best of its knowledge, information and belief,
----------------------
DSB is in compliance with the Fair Housing Act (42 U.S.C. (S) 3601 et seq.), the
                                                                   -- ----
Home Mortgage Disclosure Act (12 U.S.C. (S) 2801 et seq. and the Equal Credit
                                                 -- ----
Opportunity Act (15 U.S.C. (S) 1691 et seq.) and all regulations promulgated
                                    -- ----
thereunder. DSB has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and DSB does not have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to DSB's compliance with said acts.

     Section 2.25.  Usury Laws and Other Consumer Compliance Laws.  To the best
                    ---------------------------------------------
of its knowledge, information and belief, all loans of DSB have been made in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. (S) 226 et seq.) issued by the Board of Governors of the Federal Reserve System,
    -- ----
the Federal Consumer Credit Protection Act (15 U.S.C. (S) 1601 et seq.), the
                                                               -- ----
Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. art. 5069-2.01, et seq.)
                                                                      -- ----
and all statutes governing the operation of State member banks located in Texas. Each loan on the books of DSB was made in the ordinary course of business of DSB.

     Section 2.26.  Bank Secrecy Act.  To the best of its knowledge, information
                    ----------------
and belief, DSB is in compliance with the Bank Secrecy Act (12 U.S.C. (S)(S) 1730(d) and 1829(b)) and all regulations promulgated thereunder, and DSB has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, DSB has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the Internal Revenue Service.

     Section 2.27.  Zoning and Related Laws.  All real property owned by DSB
                    -----------------------
and the use thereof complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws.

     Section 2.28.  Year 2000 Compliance.  Except as set forth on Schedule
                    --------------------
2.28, each item of software, hardware, firmware, third-party software, goods with computer chips and services (i) provided by DSB during the past four (4) years to any customer of DSB or any other party or (ii) used by DSB in its business, is and shall remain Year 2000 Compliant, as that term is hereinafter defined, through the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the item:

          (a) Functions without interruption or human intervention with four-digit year processing on all data, input, or output which includes an indication of date (collectively, "Date Data"), including errors or interruptions from functions that may involve Date Data from more than one century, leap years, or the date September 9, 1999, regardless of the date of processing or date of Date Data;

          (b) Provides results from any operation accurately reflecting any Date Data used in the operation performed, with output in any form, except graphics, having four digit years;

          (c) Accepts two digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner; and

          (d) Provides data interchange in the ISO8601:1988 standard of CCYYMMDD.

Except as set forth on Schedule 2.28, to the best knowledge of DSB, each of DSB's vendors has ensured that each item of software, hardware, firmware, third-party software, goods with computer chips, and services (a) provided by such vendor during the past four (4) years to DSB or (b) used by such vendor in its business related to DSB, is and shall remain Year 2000 Compliant through the Year 2000. DSB has followed the procedures set forth in, and has taken and will continue to take all actions required by FFIEC Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness Guidelines Concerning the Year 2000 Business Risk and all previously applicable regulatory standards and guidance papers regarding Year 2000 readiness (collectively, the "Year 2000 Guidelines") to ensure that all computer software owned by or licensed to DSB is fully compliant with the Year 2000 Guidelines. DSB has not received a regulatory rating of less than satisfactory from any regulatory authority with respect to any review of its compliance with the Year 2000 Guidelines or the adequacy of its Year 2000 planning efforts.

     Section 2.29.  Securities Laws. DSB and its officers, employees and agents
                    ---------------
are now, and at all times in the past have been, in full compliance with all applicable federal and state securities laws and any regulations promulgated thereunder. DSB and its officers, employees and agents have complied with, and currently hold, all necessary licenses and permits required under any federal or state securities law or regulation to conduct any securities activities in which DSB or its officers, employees, or agents are now engaged or have been engaged in the past.

     Section 2.30.  Regulatory Approvals. DSB has no reason to believe that it
                    --------------------
will not be able to obtain all requisite regulatory approvals on the part of DSB necessary to consummate the Merger as set forth in this Agreement.

     Section 2.31.  Shareholders' List. DSB has provided or made available to
                    ------------------
Paradigm as of a date within ten (10) days of the date of this Agreement a list of the holders of shares of DSB Common Stock containing for DSB's shareholders the names, addresses and number of shares held of record, which shareholders' list is in all respects accurate as of such date and will be updated prior to Closing.

                III. REPRESENTATIONS AND WARRANTIES OF PARADIGM

     Paradigm represents and warrants to DSB that the statements contained in this Article III are true and correct in all material respects as follows:

     Section 3.1.   Organization. Paradigm, a Texas corporation and a bank
                    ------------
holding company registered under the Bank Holding Company Act of 1956, as amended, is duly organized, validly existing and in good standing under the laws of the State of Texas. Paradigm has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties, to engage in the business and activities now conducted by it and to enter into this Agreement.

     Section 3.2.   Approvals; Authority. The Board of Directors of Paradigm has
                    --------------------
approved this Agreement and the transactions contemplated herein and no further corporate proceedings of

Paradigm are needed to execute and deliver this Agreement and consummate the Merger. This Agreement has been duly executed and delivered by Paradigm and is a duly authorized, valid, legally binding agreement of Paradigm enforceable against Paradigm in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 3.3.   No Conflict With Other Instruments. Neither the execution
                    ----------------------------------
and delivery of this Agreement nor the consummation of the Merger contemplated thereby will conflict with or result in a breach of any provision of any Articles of Incorporation of Paradigm or its Bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining all required shareholder and regulatory approvals, will not violate any provision of, or constitute a default under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which Paradigm is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of Paradigm, or upon the stock of Paradigm.

     Section 3.4.   Litigation and Other Proceedings. Except as otherwise noted
                    --------------------------------
on Schedule 3.4 hereto, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Paradigm, threatened before any court or administrative body in any manner against Paradigm, or any of its properties or capital stock, which might have a material adverse effect on Paradigm, its financial condition, assets, operations or earnings or the transactions proposed by this Agreement. Paradigm knows of no basis on which any litigation or proceeding could be brought which could have a materially adverse effect on the financial condition of Paradigm or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Paradigm is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 3.5.   Regulatory Approvals. Paradigm has no reason to believe that
                    --------------------
it will not be able to obtain all requisite regulatory approvals on the part of Paradigm necessary to consummate the transactions set forth in this Agreement.

                             IV. COVENANTS OF DSB

     DSB covenants and agrees with Paradigm as follows:

     Section 4.1.   Shareholder Approval and Best Efforts. DSB and the Board of
                    -------------------------------------
Directors of DSB ("DSB Board") will, as soon as practicable but not later than 60 days following acceptance of Paradigm's regulatory applications for processing and receipt of third party financing and capital from offering activities for the payment of the Merger Consideration, present at a meeting for the approval of its shareholders this Agreement and the transactions contemplated hereby. DSB and the DSB Board will take all reasonable action to arrange for a meeting of its shareholders for the purpose of considering the Agreement and, if the transaction is approved by such shareholders, to aid and assist in the consummation of the Merger, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions as are reasonably necessary, proper or advisable in connection with filing applications and registration statements with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

     Section 4.2.   Operations. From and after the date of this Agreement to the
                    ----------
Effective Time, DSB shall (a) conduct its business in substantially the same manner as it has been conducted since March 31, 1999 and in accordance with prudent business and banking practices, (b) maintain and keep its properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (c) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained for DSB, (d) make no alteration in the manner of maintaining its books, accounts or records, or in the accounting practices relating to its business, properties or assets except as required by GAAP, (e) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as DSB may in good faith reasonably dispute, (f) maintain and preserve its corporate existence, business organization, assets, licenses, permits, authorizations and business opportunities intact, use its best efforts to retain its present employees and maintain all relationships with depositors and customers of DSB,
(g) comply with and perform all obligations and duties imposed upon DSB by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, (h) notify Paradigm promptly upon commencement of any compliance, safety and soundness or other type of examination conducted by the Federal Reserve Board, FDIC, Banking Department or any other agency having supervisory authority over DSB or in the event of any actual or threatened litigation, (i) promptly give written notice to Paradigm upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of DSB contained in this Agreement to be untrue or misleading in any respect, and (j) use DSB's best efforts to continue to solicit deposits, maintain deposits and operate DSB's deposit gathering procedures consistent with existing practices.

     DSB will not, without the prior consent of Paradigm, (i) permit any amendment or change to be made in the DSB Constituent Documents except as directed by Paradigm, (ii) take any action described or do any of the things listed in Section 2.14 hereof except with respect to Section 2.14(g), (iii) enter into or amend any contract, agreement or other instrument of any of the types listed in Section 2.10 hereof, (iv) excluding deposits and certificates of deposit, undertake any additional borrowings, (v) sell any investment securities, (vi) purchase any investment securities, (vii) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan or participation is made in the ordinary course of business, consistent with existing practice, (viii) commit to or make any extension of credit to any borrower or his or its related interests in an amount which, when combined with all other loans to such borrower and his or its related interests, would exceed an aggregate of $90,000; provided, however, that DSB may make such loans to the extent that they are fully secured by funds on deposit at DSB, or (ix) agree to settle all or part of any litigation matters, provided that with respect to sections (iv), (v), (vi), (vii),

(viii) and (ix) consent of Paradigm shall not be unreasonably withheld and shall be provided within 24 hours of submission.

     Section 4.3.   Access to Properties and Records. To the extent permitted by
                    --------------------------------
applicable law and at a reasonable time without interfering with the operation of DBS, DSB will afford the executive officers and authorized representatives (including legal counsel, accountants and consultants) of Paradigm full access to the properties, books and records of DSB in order that Paradigm may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of DSB, and the officers of DSB will furnish Paradigm with such additional financial and operating data and other information as to the business and properties of DSB as Paradigm shall, from time to time, reasonably request. As soon as practicable after they become available, DSB will deliver or make available to Paradigm (i) all unaudited quarterly financial statements prepared for the internal use of management of DSB, (ii) all Call Reports filed by DSB with the appropriate federal regulatory authority after the date of this Agreement and (iii) all reports of examination of DSB from regulatory authorities and all responses thereto. All such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with previous accounting periods. In the event of the termination of this Agreement, Paradigm will return to DSB all documents and other information obtained pursuant hereto and will keep confidential any information obtained pursuant to this Agreement.

     Section 4.4.   Information for Regulatory Applications. To the extent
                    ---------------------------------------
permitted by law, DSB will furnish Paradigm with all information concerning DSB required for inclusion in any application, filing, statement, offering material or document to be made, filed or delivered by Paradigm or DSB in connection with or in furtherance of the transactions contemplated by this Agreement, during the pendency of this Agreement. DSB represents and warrants that all information so furnished for such applications, filings, offering materials and documents shall, to the best of its knowledge, be true and correct without omission of any fact required to be stated to make the information not misleading. DSB will indemnify and hold harmless Paradigm from and against any and all losses, claims, damages, expenses or liabilities to which Paradigm may become subject under applicable laws, rules and regulations and will reimburse Paradigm for any legal or other expenses reasonably incurred by Paradigm in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement or alleged untrue statement of a fact contained in any such application, proxy materials, offering materials or documents or arise out of or are based upon the omission or alleged omission to state therein a fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information expressly furnished by DSB expressly for use therein. DSB agrees at any time, upon the request of Paradigm, to furnish to Paradigm a written letter or statement confirming the accuracy of the information with respect to DSB contained in any report, offering document or other application or statement referred to in Sections 4.1 or 4.4 of this Agreement, and confirming that the information with respect to DSB contained in such document or draft was furnished by DSB expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by DSB expressly for use therein.

     Section 4.5.   Attendance at Certain DSB Meetings. In order to facilitate
                    ----------------------------------
the continuing interaction of Paradigm with DSB, and in order to keep Paradigm fully advised of all ongoing activities of DSB, DSB agrees to allow Paradigm to designate two representatives, each of whom will be allowed to attend as an invited guest and fully monitor all regular and called meetings of the board of directors and committees thereof and meetings of the officers' loan committee of DSB; provided, however, that the Paradigm representatives may be excluded from portions of meetings directly related to the discussion of this Agreement. DSB shall promptly give Paradigm prior notice by telephone of all called meetings. Such representative shall have no right to vote. The Paradigm representatives shall also be permitted, to the extent allowed by regulators, to attend the exit meeting of each regulatory examination of DSB. No attendance by representatives of Paradigm at board or committee meetings under this Section 4.5 or knowledge gained or deemed to have been gained by virtue of such attendance will affect any of the representations and warranties of DSB made in this Agreement. Paradigm agrees that, until the Closing, it and its representatives will hold in strict confidence all information so obtained from DSB and, if the transactions provided for herein are not consummated, Paradigm will, upon request of DSB, return or cause to be returned to DSB all written information and documents obtained from DSB concerning DSB then in its possession. Furthermore, if the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required, then Paradigm's designees will no longer be entitled to notice of and permission to attend such meetings.

     Section 4.6.   Standstill Provision. So long as this Agreement is in
                    --------------------
effect, neither DSB nor any of its directors or officers shall solicit or encourage any inquiries, or provide any information to or negotiate with any other party any proposal which could reasonably be expected to lead to the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of DSB. DSB agrees to notify Paradigm immediately of any such unsolicited acquisition proposals and provide reasonable detail as to the identity of the proposed acquiror and the nature of the proposed transaction.

     Section 4.7.   Environmental Investigation; Rights to Terminate Agreement
                    ----------------------------------------------------------

     (a) DSB shall cause to be performed at its own expense the following: (i) a Phase II environmental assessment ("Phase II") on the property of DSB located at 106 N. Main, Dayton, Texas ("Main Building"); (ii) a Phase I environmental assessment ("Phase I") on all other property owned, controlled, leased or managed by DSB ("Other Property") or any property acquired, leased, foreclosed, managed or controlled by DSB between the date of this Agreement and the Closing Date ("Acquired Property"); (iii) a Phase II on any Other Property or Acquired Property as requested by Paradigm and (iv) a certification as to the absence or encapsulation of asbestos on the Main Property, Other Property and Acquired Property. All of the Phase I and Phase II assessments and asbestos certifications shall be performed by an environmental consulting firm acceptable to Paradigm. The written Phase II report and the asbestos certification on the Main Building and the Phase I reports and the asbestos certifications on the Other Property shall be delivered to Paradigm at any time prior to thirty (30) days after the date of this Agreement. The written Phase I reports and the asbestos certifications on the Acquired Property shall be delivered to Paradigm at any time within thirty (30) days after DSB acquired, leased, foreclosed, managed or controlled the Acquired Property. The written Phase II reports on the Other Property or Acquired Property shall be delivered to Paradigm at any time within thirty (30) days after Paradigm has requested such Phase II.

     (b) In addition to the foregoing, Paradigm and its consultants, agents and representatives shall have the right at the expense of Paradigm to the same extent that DSB has such right, but not the obligation or responsibility, to inspect any property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling (along with the Phase I and Phase II assessments and asbestos certifications required in Section 4.7(a), "Environmental Inspections"). If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water, asbestos or other sampling, is deemed desirable by Paradigm, Paradigm shall (i) notify DSB of any property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) Paradigm shall give reasonable notice to DSB of such secondary investigations, and DSB may place reasonable time and place restrictions on such secondary investigations.

     (c) DSB agrees to indemnify and hold harmless Paradigm for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by Paradigm or its agents, which damage or injury is attributable to the negligent actions or negligent omissions of DSB of their respective agents. Paradigm agrees to indemnify and hold harmless DSB for any claims for damage to property, or injury or death to persons, attributable to the negligent actions or omissions of Paradigm or its agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of DSB. Paradigm shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by DSB and not by Paradigm. Paradigm shall make no such report prior to Closing unless required to do so by law, and in such case will give DSB reasonable notice of Paradigm's intentions.

     (d) Paradigm shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 2.7 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Paradigm because the Environmental Inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) DSB has failed to timely obtain and deliver the reports required by Section 4.7(a) or has refused to allow Paradigm to conduct an Environmental Inspection or secondary investigation in a manner that Paradigm reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any non-encapsulated asbestos-containing material in, on or under any property, the removal of which would result in a Material Adverse Change.

     (e) DSB agrees to make available to Paradigm and its consultants, agents and representatives all documents and other material relating to environmental conditions of any property including, without limitation, the results of other environmental inspections and surveys. DSB also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Paradigm and shall be entitled to certify the same in favor of Paradigm and its consultants, agents and representatives and make all other data available to Paradigm and its consultants, agents and representatives.

     Section 4.8.   Purchase and Assumption of Dayton Branch of Woodcreek Bank.
                    ----------------------------------------------------------
DSB will enter into a purchase and assumption agreement to acquire all of the assets and liabilities of the branch of Woodcreek Bank located in Dayton, Texas ("P&A"); provided that the consummation of the P&A shall be conditioned upon the prior consummation of the Merger. DSB will cooperate in the filing of all necessary applications for the P&A.

     Section 4.9.   List of Loans. From March 31, 1999 through the Closing Date,
                    -------------
DSB shall on a monthly basis provide Paradigm with a list of all loans made during such period.

                           V. COVENANTS OF PARADIGM

     Paradigm covenants and agrees with DSB as follows:

     Section 5.1.   Best Efforts. Paradigm will take all reasonable action to
                    ------------
aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

     Section 5.2.   Information for Applications and Proxy Solicitation. To the
                    ---------------------------------------------------
extent permitted by law, Paradigm will furnish DSB with all information concerning Paradigm required for inclusion in (a) any application, statement or document to be made or filed by DSB with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement and (b) any proxy materials to be furnished to the shareholders of DSB in connection with their consideration of the Merger. Paradigm represents and warrants that all information so furnished for such statements and applications shall, to the best of its knowledge, be true and correct in all material respects without omission of any material fact required to be stated to make the information not misleading. Paradigm will indemnify and hold harmless DSB from and against any and all losses, claims, damages, expenses or liabilities to which DSB may become subject under applicable laws, rules and regulations and will reimburse DSB for any legal or other expenses reasonably incurred by DSB in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any such application or proxy materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information expressly furnished by Paradigm expressly for use therein. Paradigm agrees, upon the request of DSB, to furnish to DSB a written letter or statement confirming to the best of its knowledge the accuracy of the information with respect to Paradigm contained in any report or other application or statement referred to in Sections 5.1 or 5.2 of this Agreement, and confirming that the information with respect to Paradigm contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by Paradigm expressly for use therein.

     Section 5.3.   Confidentiality.  Paradigm shall not, before or after the
                    ---------------
consummation or termination of this Agreement, directly or indirectly disclose any confidential information ("Subject Information") acquired from DSB to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 7.1 hereof, use such Subject Information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. The term "Subject Information" does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, (ii) was available on a nonconfidential basis from a source other than DSB or (iii) was independently acquired or developed without violating any obligations of this Agreement.

     Section 5.4.   Applications. Paradigm will, at its own expense, prepare and
                    ------------
file all necessary regulatory notices and applications not later than the 60th day after the execution of this Agreement and will provide DSB with a copy of the non-confidential portions of notices, applications, statements or correspondence submitted to or received from regulatory authorities in connection with the Merger.

                                  VI. CLOSING

     Section 6.1.   Closing. Subject to the other provisions of this Article VI,
                    -------
on a mutually acceptable date ("Closing Date") as soon as practicable within a thirty-day period commencing with the latest of the following dates:

          (a) the receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Merger; or

          (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding and Paradigm or DSB, pursuant to Section 10.1 herein, have elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of each of Paradigm and DSB, to the consummation of the transactions contemplated herein, or such prior date as each of Paradigm and DSB shall elect whether or not such proceeding has been brought to a conclusion.

     A meeting ("Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether any condition exists which would permit the parties hereto to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

     The Closing shall take place at the offices of Bracewell & Patterson, L.L.P. in Houston, Texas, or at such other place to which the parties hereto may mutually agree.

     Section 6.2.   Effective Time. Subject to the terms and upon satisfaction
                    --------------
of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of any requisite approvals of the shareholders of DSB and the regulatory approvals of the Federal Reserve Board, Banking Department and any other federal or state regulatory agency whose approval must be received in order to consummate the Merger, the Merger shall become effective, and the effective time of the Merger shall occur, at the date and time specified in the certificate approving the Final Merger to be issued by the Banking Department ("Effective Time"). It is anticipated by Paradigm and DSB that the Closing and the Effective Time will occur on the same day.

                               VII. TERMINATION

     Section 7.1.   Termination.
                    -----------

          (a) This Agreement may be terminated by action of the Board of Directors of Paradigm or DSB at any time prior to the Effective Time if:

                    (i) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and non-appealable;

                    (ii) any of the transactions contemplated by this Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate any of such transactions; or

                    (iii) the Merger shall not have become effective on or before December 31, 1999, or such later date as shall have been approved in writing by the Boards of Directors of Paradigm and DSB; provided, however, that the right to terminate under this Section 7.1(a)(iii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to become effective on or before such date.

          (b) This Agreement may be terminated at any time prior to the Effective Time by the Board of Directors of DSB if Paradigm shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Paradigm contained herein shall be inaccurate in any material respect. In the event the Board of Directors of DSB desires to terminate this Agreement as provided above, such Board of Directors must notify Paradigm in writing of its intent to terminate stating the reason therefor. Paradigm shall have fifteen days from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of DSB (which approval shall not be unreasonably delayed or withheld).

          (c) This Agreement may be terminated any time prior to the Effective Time by action of the Board of Directors of Paradigm if (i) DSB shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of DSB contained herein shall be inaccurate in any material respect, (ii) there shall have been any change after March 31, 1999, in the assets, properties, business or financial condition of DSB which individually or in the aggregate have materially and adversely affected the financial condition, results of operation or business of DSB, or (iii) the Board of Directors of Paradigm reasonably concludes, after consulting with counsel, that Paradigm will be unable to obtain any regulatory approval required in order to consummate the Merger or any such approval is accompanied by terms or conditions unacceptable to Paradigm. In the event the Board of Directors of Paradigm desires to terminate this Agreement because of an alleged breach, inaccuracy or change as provided in (i) or (ii) above, the Board of Directors must notify DSB in writing of its intent to terminate stating the cause therefor. DSB shall have fifteen days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of Paradigm (which approval shall not be unreasonably delayed or withheld).

          (d) This Agreement may be terminated at any time prior to the Effective Time with the mutual written consent of Paradigm and DSB and the approval of such action by their respective Boards of Directors.

     Section 7.2.   Effect of Termination. In the event of termination of this
                    ---------------------
Agreement and the abandonment of the Merger without breach by any party hereto, this Agreement (other than Sections 5.3, 5.4, 11.3 and 11.5) shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.2 shall relieve any party hereto of any liability for a breach of this Agreement.

                  VIII. CONDITIONS TO OBLIGATIONS OF PARADIGM

     The obligations of Paradigm under this Agreement are subject to the satisfaction, at or prior to the Closing Date of the following conditions, which may be waived by Paradigm in its sole discretion:

     Section 8.1.   Compliance with Representations and Covenants. The
                    ---------------------------------------------
representations and warranties made by DSB in this Agreement must have been true in all material respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and DSB shall have performed or complied with all covenants and conditions required by this Agreement to be performed and complied with prior to or at the Closing. Paradigm shall have been furnished with a certificate, executed by an appropriate representative of DSB and dated as of the Closing Date, to the foregoing effect.

     Section 8.2.   Material Adverse Change. Prior to the Closing Date, there
                    -----------------------
shall not have occurred any material adverse change in the financial condition, business or operations of DSB, nor shall any event have occurred which, with the lapse of time, will cause or create any material adverse change in the financial condition, business or operations of DSB in the reasonable judgment of the Board of Directors of Paradigm; provided, however, that a material adverse change will not include a change with respect to, or effect on, DSB resulting from a change in law, rule, regulation or GAAP or from any other matter affecting federally-insured depository institutions generally (including without limitation, their holding companies), including, without limitation, changes in general economic conditions and changes in prevailing interest or deposit rates; provided, any such change does not impact DSB more adversely than other similarly situated financial institutions. Paradigm shall have received a certificate to the foregoing effect executed by an appropriate representative of DSB and dated as of the Closing Date.

     Section 8.3.   Legal Opinion. Paradigm shall have received an opinion of
                    -------------
counsel to DSB, dated as of the Closing Date, in form and substance satisfactory to counsel for Paradigm, to the effect set forth in Schedule 8.3 hereof. As to questions of fact material to their opinion, such counsel may rely upon certificates of officers of DSB. Such opinion may contain such qualifications, exceptions and explanations as are satisfactory in form and substance to Paradigm.

     Section 8.4.   Releases and Resignations. The directors and officers of DSB
                    -------------------------
deliver to Paradigm an instrument in the form of Exhibit "C" attached hereto dated the Effective Time releasing DSB from any and all claims of such directors and officers (except as provided therein). Those directors of DSB requested to do so by Paradigm shall have delivered to Paradigm their respective resignations from the Board of Directors.

     Section 8.5.   Dissenters' Rights. The holders of no more than 5% of the
                    ------------------
issued and outstanding DSB Common Stock shall have demanded or shall be entitled to demand payment of the fair value of their shares as dissenting shareholders.

     Section 8.6.   Employment Agreements. J.R. Jamison, James A. Woodall,
                    ---------------------
Donald Preston and Jerry Sparks shall have entered into an employment agreement satisfactory to Paradigm.

     Section 8.7.   Receipt of Third Party Financing/Capital Raising. Paradigm
                    ------------------------------------------------
shall have received third party financing and capital from offering activities all on terms reasonably acceptable to Paradigm which, together with Paradigm's internal funds, is sufficient to satisfy the Merger Consideration. When this condition has been satisfied, Paradigm will so certify to DSB.

     Section 8.8.   Execution of Escrow Agreement. At the Closing, each of
                    -----------------------------
Paradigm, Woodcreek Bank, DSB and J. Robert Jamison, as agent for all of the shareholders of DSB, shall execute and acknowledge (where appropriate) and deliver to the other the Escrow Agreement substantially in the form of Exhibit "B."

     Section 8.9.   Result of Regulatory Examinations. The results of all
                    ---------------------------------
regulatory examinations of DSB shall be satisfactory to Paradigm.


                     IX. CONDITIONS TO OBLIGATIONS OF DSB

     The obligations of DSB under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by DSB in its sole discretion:

     Section 9.1.   Compliance with Representations and Covenants. The
                    ---------------------------------------------
representations and warranties made by Paradigm in this Agreement must have been true in all materials respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Paradigm shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Paradigm prior to or at the Closing. DSB shall be furnished with a certificate, executed by appropriate representatives of Paradigm and dated as of the Closing Date, to the foregoing effect.

     Section 9.2.   Legal Opinion. DSB shall have received an opinion of counsel
                    -------------
to Paradigm, dated as of the Closing Date and in form and substance satisfactory to counsel for DSB, to the effect set forth in Schedule 9.2 hereof. As to questions of fact material to their opinion, such counsel may rely upon certificates of officers of Paradigm. Such opinion may contain such qualifications, exceptions and explanations as are satisfactory in form and substance to DSB.

     Section 9.3.   Release. The officers and directors of DSB who have
                    -------
delivered releases pursuant to Section 8.4 shall have received an instrument in the form of Exhibit "D" attached hereto dated the Effective Time releasing such persons from any and all claims of DSB (except as provided therein).

                  X. CONDITIONS TO RESPECTIVE OBLIGATIONS OF
                               PARADIGM AND DSB

     The respective obligations of Paradigm and DSB under this Agreement are subject to the satisfaction of the following conditions which may be waived by Paradigm and DSB, respectively, in their sole discretion:

     Section 10.1.  Government Approvals.  Paradigm and DSB shall have received
                    --------------------
the approval, or waiver of approval, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including the Federal Reserve Board, FDIC, Banking Department and any other regulatory agency whose approval must be received in order to consummate the Merger, which approvals shall not impose any restrictions on the operations of Paradigm or the Surviving Bank which are unacceptable to Paradigm, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party (except shareholders asserting dissenters' rights) by formal proceeding. It is understood that, if any such contest is brought by formal proceeding, Paradigm or DSB may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Merger over such objection.

     Section 10.2.  Shareholder Approval.  The shareholders of DSB shall have
                    --------------------
approved this Agreement and the transactions contemplated by this Agreement.

                               XI. MISCELLANEOUS

     Section 11.1.  Non-Survival of Representations and Warranties.  The
                    ----------------------------------------------
representations and warranties of Paradigm and DSB contained in this Agreement shall terminate at the Closing Date.

     Section 11.2.  Amendments. This Agreement may be amended only by a writing
                    ----------
signed by Paradigm and DSB at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that the Merger Consideration to be received by the shareholders of DSB pursuant to this Agreement shall not be decreased subsequent to the approval of the transactions contemplated by the Agreement without the further approval by such shareholders.

     Section 11.3.  Expenses. Whether or not the transactions provided for
                    --------
herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Similarly, each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorneys' fees) in respect of any claim made by any party for a broker's or finder's fee in connection with this transaction. Paradigm and DSB represent and warrant to each other that neither of them, nor any of their agents, employees or representatives, has incurred any liability for any commissions or brokerage fees in connection with this transaction.

     Section 11.4.  Notices.  Except as explicitly provided herein, any notice
                    -------
given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

     If to Paradigm:

     Paradigm Bancorporation, Inc.
     2828 FM 1960 East
     Houston, Texas 77073
     Fax No.: (281) 443-0668

     Attention:  Mr. Peter E. Fisher

     With a copy to:

     Bracewell & Patterson, L.L.P.
     South Tower Pennzoil Place
     711 Louisiana Street, Suite 2900
     Houston, Texas 77002-2781
     Fax No.: (713) 221-1212

     Attention:  Mr. William T. Luedke IV

     If to Dayton State Bank:

     Dayton State Bank
     106 N. Main, P.O. Box 1987
     Dayton, Texas 77535
     Fax No.:

     Attention:  Mr. J. Robert Jamison

     With a copy to:

     Temple & Temple
     400 West 15/th/ Street, Suite 1510
     Austin, Texas 78701

     Attention:  Mr. Larry Temple

All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

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     Section 11.5.  Controlling Law.  All questions concerning the validity,
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operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas and, to the extent applicable, by the laws of the United States of America.

     Section 11.6.  Headings.  The headings and titles to the sections of this
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Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     Section 11.7.  Modifications or Waiver.  No termination, cancellation,
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modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

     Section 11.8.  Severability. Any provision hereof prohibited by or unlawful
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or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

     Section 11.9.  Assignment. This Agreement shall be binding upon and inure
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to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

     Section 11.10. Consolidation of Agreements. All understandings and
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agreements heretofore made between the parties hereto are merged in this
Agreement which (together with any agreements executed by the parties hereto contemporaneously with or subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the Merger.

     Section 11.11. Counterparts.  This Agreement may be executed in multiple
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counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

     Section 11.12. Binding on Successors. Except as otherwise provided herein,
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this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, trustees, administrators, guardians, successors and assigns.

     Section 11.13. Gender. Any pronoun used herein shall refer to any gender,
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either masculine, feminine or neuter, as the context requires.

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     Section 11.14. Disclosures. Any disclosure made in any document delivered
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pursuant to this Agreement or referred to or described in writing in any section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any section herein or schedule hereto.

     Section 11.15. Publicity. Subject to written advice of counsel with respect
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to legal requirements relating to public disclosure of matters related to the transactions contemplated by this Agreement, the timing and content of any announcements, press releases or other public statements (whether written or oral) concerning this Agreement or the Merger will occur upon, and be determined by, the mutual consent of Paradigm and DSB; provided, however, that this shall not include notices required to be published pursuant to the regulatory application process.

     Section 11.16. Entire Agreement. This Agreement contains the entire
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agreement among Paradigm and DSB with respect to the Merger.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                         PARADIGM BANCSHARES, INC.



                         By:___________________________________________________


                         DAYTON STATE BANK



                         By:___________________________________________________

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